SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                    ---

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



  Date of report (Date of earliest event reported):         March 19, 1999


                          First Health Group Corp.
           (Exact name of registrant as specified in its charter)



       Delaware               000-15846                  36-3307583
      (State of        (Commission File Number)        (IRS Employer
    Incorporation)                                  Identification No.)



            3200 Highland Avenue, Downers Grove, Illinois  60515
             (Address of principal executive offices) (Zip Code)

                                (630) 241-7900
            (Registrant's telephone number, including area code)

                                Not Applicable

        (former name or former address, if changed since last report)

  Item 5.   Other Events.

       On March 19, 1999, the Board of Directors of First Health Group Corp. (the "Company") adopted a Rights Agreement (the "Rights Agreement").

       In connection with the Rights Agreement, the Board of Directors of the Company declared a dividend of one common share purchase right (the "Rights") for each outstanding share of common stock, par value $.01 per share (the "Common Shares"), of the Company outstanding at the close of business on April 5, 1999 (the "Record Date"). The Rights will entitle the registered holders thereof, after the Rights become exercisable and until March 19, 2009 (or the earlier redemption, exchange or termination of the Rights), to purchase Common Shares from the Company at an exercise price of $50.00, subject to certain anti-dilution adjustments (the "Purchase Price"), which exercise price is based on a whole share exercise price of $100.00. The distribution date (the "Distribution Date") will be the earlier of: (i) ten days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Shares (an "Acquiring Person"); or (ii) ten business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by such person or group of 15% or more of the Common Shares. For any Common Share certificates outstanding as of the Record Date, the Rights will be evidenced by such Common Share certificates. The Rights will be transferred with, and only with, the Common Shares until the Distribution Date or earlier redemption or expiration of the Rights. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights. The Rights will at no time have any voting rights.

       If a person becomes an Acquiring Person or the Company is the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and the Common Shares were not changed or exchanged, then each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive, upon exercise of such Right, that number of Common Shares having a market value of two times the then-current Purchase Price of one Right. If, after a person has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or more than 50% of its assets or earning power is sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise of such Right and at the then-current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then-current Purchase Price of one Right.

       At any time after a person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the then outstanding Common Shares, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, for Common Shares at an exchange rate of that number of Common Shares having an aggregate value equal to the Spread, as defined in the Rights Agreement (with such value being based on the current per share market price (as determined pursuant to Section 11.4)), on the date of the occurrence of a Trigger Event, as defined in the Rights Agreement, per Right (subject to adjustment).

       The Rights may be redeemed in whole, but not in part, at a price of $.01 per Right (the "Redemption Price") by the Board of Directors at any time prior to the time that a person becomes an Acquiring Person. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

       The Rights will expire on March  19, 2009 (unless earlier  redeemed,
  exchanged or terminated).   Illinois Stock  Transfer Company and  LaSalle
  National Bank are collectively serving as the Rights Agent.

       The Purchase Price payable and the number of Common Shares or other securities or property issuable, upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution: (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares; (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares or convertible securities at less than the current market price of the Common Shares; or (iii) upon the distribution to holders of the Common Shares of evidence of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Common Shares (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

       Until a Right is exercised, the holder thereof will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

       Any of the provisions of the Rights Agreement, dated as of March 19, 1999, by and between the Company and the Rights Agent, may be amended by the Board of Directors of the Company for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Rights Agreement in any manner that does not adversely affect the interests of the holder of the Rights.

       One Right will be distributed to stockholders of the Company for each Common Share owned of record by them on April 5, 1999. As long as the Rights are attached to the Common Shares, the Company will issue one Right with each new Common Share so that all such shares will have attached Rights. The Company has agreed that, from and after the
  Distribution Date, the Company will reserve 25,748,750 Common Shares initially for issuance upon exercise of the Rights.

       The rights are designed to assure that all of the Company's stockholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, open market accumulations and other abusive tactics to gain control of the Company without paying all stockholders a control premium. The Rights will cause substantial dilution to a person or group that acquires 15% or more of the Company's stock on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors at any time prior to the first date that a person or group has become an Acquiring Person.

       The Rights Agreement specifying the terms of the Rights and the text of the press release announcing the declaration of the Rights, are incorporated herein by reference as exhibits to this Current Report. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.

  Item 7.   Exhibits.

  3.        Amended and Restated By-laws of First Health Group Corp.

  4. Rights Agreement, dated as of March 19, 1999, between First Health Group Corp., Illinois Stock Transfer Company and LaSalle National Bank which includes the form of Right Certificate as Exhibit A and the Summary of Rights to Purchase Common Shares as Exhibit B.

  99.       Text of Press Release, dated March 22, 1999.

                                  SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  Dated:  March 23, 1999


                           FIRST HEALTH GROUP CORP.


                           By:     /s/ Susan T. Smith
                           Name:    Susan T. Smith
                           Title:   General Counsel and Assistant Secretary

                              EXHIBIT INDEX


  3.        Amended and Restated By-laws of First Health Group Corp.


  4. Rights Agreement, dated as of March 19, 1999, between First Health Group Corp., Illinois Stock Transfer Company and LaSalle National Bank which includes the form of Right Certificate as Exhibit A and the Summary of Rights to Purchase Common Shares as Exhibit B.

  99.       Text of Press Release, dated March 19, 1999.